SECURED PROMISSORY NOTE

$337,500                                               Seattle, Washington
                                                       September 28, 1999

FOR VALUE RECEIVED, the undersigned, STEPHEN G. WELCH, a resident of the State of
Washington ("Executive") hereby promises to pay to the order of TODD
SHIPYARDS
CORPORATION, a Delaware corporation with its chief executive office located at 1801 16th
Avenue Southwest, Seattle, Washington, 98134 (the "Company") in lawful money of the United
States of America, the principal sum of THREE HUNDRED THIRTY SEVEN THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($337,500.00), together with interest thereon from the date hereof at an annual rate equal to 5.42%, compounded annually.

Principal and accrued interest shall be due and payable in full on the earlier of: (a) September 28,
2001, or (b) the effective date as of which a Change of Control (as hereinafter defined) occurs with respect to the Company; provided, however, in the event any of the Pledged Shares (as hereinafter defined) and/or proceeds thereof are sold pursuant to and in accordance with the provisions of the Pledge Agreement (as hereinafter defined) and/or in the event any cash distribution is made in respect of any such Pledged Shares and/or proceeds thereof, the net proceeds generated therefrom (after deduction for brokerage commissions and transfer taxes, if any) shall be paid to the Company and shall be applied by the Company against the indebtedness evidenced hereby as a mandatory prepayment hereunder in the following order of priority: (a) first, to the payment of all accrued and unpaid interest on this Note; and
(b) second, the balance,
if any, to the payment of principal.

For purposes of this Note, "Change of Control" means: (a) the consummation by the Company of a merger, consolidation or other reorganization if the percentage of the voting common stock of the surviving or resulting entity held or received by all persons who were owners of common stock of the Company immediately prior to such merger, consolidation or reorganization is less than 50.1% of the total voting common stock of the surviving or resulting entity outstanding, on a fully diluted basis, immediately after such merger, consolidation or reorganization and after giving effect to any additional issuance of voting common stock contemplated by the plan for such merger, consolidation or reorganization; or (b) the acquisition by any person or group (other than (i) Executive, or (ii) a group composed solely of persons designated as proxy-holders in connection with a solicitation by or on behalf of the Company's management or board of directors) of ownership or voting rights (including voting rights pursuant to any revocable or irrevocable proxy) of a number of shares of the Company's voting common stock equal to the number of shares of the Company's voting common stock constituting 50.1% of the number of such shares actually voting in the election of directors of the Company at the most recent meeting of shareholders of the Company, and such person or group has made a filing under
Section 13(d) of the Securities and Exchange Act of 1934 affirmatively stating such persons' or groups' intent to change control of the Company; or (c) the sale of all or substantially all of the assets of the Company to another corporation or enterprise that is not a subsidiary, direct or indirect, or other affiliate of the Company.

This Promissory Note (the "Note") is with full recourse and is further secured by that certain
Collateral Pledge and Security Agreement between Executive and the Company of even date herewith (as the same may be amended, restated and/or otherwise modified from time to time, the "Pledge Agreement"), pursuant to which Executive has pledged, among other things, certain shares of the Company's common stock, $.01 par value (the "Pledged Shares") as security for the obligations evidenced hereby. The holder of this Note shall have full recourse against the
Executive, but shall proceed first against the collateral.

Executive shall prepay this Note at the time and in the manner set forth above, and may otherwise prepay this Note in whole or in part at any time and from time to time, without penalty or premium.

The occurrence of any Event of Default (as defined in the Pledge Agreement) shall constitute an event of default under this Note and shall entitle the Company, at its option, to declare the then outstanding principal balance and accrued interest thereon to be, and the same shall thereupon become, immediately due and payable without notice to or demand upon Executive, all of which
Executive hereby expressly waives.

Upon the occurrence of an event of default under this Note which has not been waived by the
Company in writing, then the outstanding principal balance of this Note shall bear interest from and after the occurrence of such event of default at a rate equal to three percent (3%) in excess of the interest rate set forth above until said event of default is waived by the Company in writing.

In the event the Company commences enforcement action to collect any amount due hereunder, the Company shall be entitled to recover all of its costs of collection including, without limitation, its reasonable attorneys fees.

This Note shall be governed by and construed in accordance with the laws of the State of
Washington.

IN WITNESS WHEREOF, Executive has executed this Note as of the date first above written.


___________________________
Name: Stephen G. Welch
Address:
16220 Fifth Court N.W.
Shoreline, Washington 98177